Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      of

                                NetWorth, Inc.

                   (Not to be Used for Signature Guarantees)


     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the shares of Common Stock of NetWorth, Inc. and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or facsimile transmission, telex or mail to the Depositary. See Section 3 of the Offer to Purchase.

                     To:   Citibank, N.A.,  as Depositary


       By Hand:                By Overnight Courier:             By Mail:
    Citibank, N.A.                Citibank, N.A.              Citibank, N.A.
Corporate Trust Window           c/o Citicorp Data           c/o Citicorp Data
111 Wall Street, 5th Floor      Distribution, Inc.          Distribution, Inc.
     New York, NY                 404 Sette Drive              P.O. Box 7072
                                Paramus, NJ  07652          Paramus, NJ  07653

                                   By Facsimile:
                         (For Eligible Institutions Only)
                                  (201) 262-3240

Ladies and Gentlemen:

     The undersigned hereby tenders to Compaq-Dallas, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Compaq Computer Corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 9, 1995 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby
acknowledged,        shares of Common Stock, $.01 par value per share (the
"Shares"), of NetWorth, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

                                                      SIGN HERE
Certificate Nos.  (if available):

_____________________________________  _______________________________________

If Shares will be tendered             _______________________________________
  by book-entry transfer:                           (Signature(s))

Name of Tendering                      _______________________________________
  Institution:_______________________         (Name(s)) (Please Print)

_____________________________________  _______________________________________
                                                      (Address)
Account No. _______________________at
                                       _______________________________________
 [ ]  The Depository Trust Company                                   (Zip Code)
 [ ]  Midwest Securities Trust Company
 [ ]  Philadelphia Depository Trust    _______________________________________
      Company                               (Area Code and Telephone No.)

                                       _______________________________________
                                              (Tax Identification or
                                            Social Security Number(s))


                                 GUARANTEE
                (Not to be used for signature guarantee)


     The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery and any other required documents, all within three National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System trading days of the date hereof.


              _______________________________________________
                              (Name of Firm)

              _______________________________________________
                          (Authorized Signature)

              _______________________________________________
                                  (Name)

              _______________________________________________
                                 (Address)

              _______________________________________________
                                (Zip Code)

              _______________________________________________
                       (Area Code and Telephone No.)

Dated:__________________________  199__